Exhibit 10.2.2

FIRST AMENDMENT TO THE
AMENDED CARDINAL HEALTH, INC. 2011 LONG-TERM INCENTIVE PLAN

1.	Effective June 29, 2017, Section 2(ii) of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:
““Retirement” means, unless the Administrator determines otherwise, Termination of Employment (other than by death or Disability and other than in the event of Termination for Cause) of an Awardee from the Company and its Affiliates after attaining either (i) age 55 and at least 10 years of continuous service with the Company and its Affiliates or (ii) solely with respect to Awards granted on or after July 1, 2017, age 60 and at least five years of continuous service with the Company and its Affiliates, in each case including service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company.”

2.	Effective August 8, 2017, Section 4(b)(x) of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:
(x)    “to modify or amend each Award, including, but not limited to, providing for the continuation or acceleration of vesting and/or exercisability; provided, however, that any such modification or amendment is subject to (A) the minimum vesting provisions set forth in Sections 8(e), 11(a) and 12(a) of the Plan, and (B) the Plan amendment provisions set forth in Section 17 of the Plan;”

3.	Effective August 8, 2017, the first three sentences of Section 8(e) of the Plan are hereby deleted in their entirety and in replacement thereof shall be the following:
(e)    “Options granted under the Plan will vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator, except that no Option may first become exercisable within one year from its Grant Date, other than (i) upon a Change of Control as specified in Section 16(b) of the Plan, (ii) upon the death or Disability of the Awardee, in each case as specified in the Option Agreement, or (iii) for up to a number of Shares subject to Options that, when added to the number of Shares subject to Stock Awards and Other Stock-Based Awards granted under the Plan that on or after August 8, 2017 vest within less than one year, does not in the aggregate exceed 5% of the total number of Shares provided in Section 3(a) of the Plan. The Administrator has the right to make the timing of the ability to exercise any Option granted under the Plan subject to continued active employment, the passage of time, and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option, subject to the restrictions set forth above.”

4.	Effective August 8, 2017, the following sentence is hereby inserted at the end of Section 11(a) of the Plan:
“No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year and no condition that is based solely upon continued employment or the passage of time shall provide for vesting in full of a Stock Award in less than one year from its Grant Date, other than (i) upon a Change of Control as specified in Section 16(b) of the Plan, (ii) upon the death or Disability of the Awardee, in each case as specified in the Stock Award Agreement, or (iii) for up to a number of Shares subject to Stock Awards that, when added to the number of Shares subject to Options and Other Stock-Based Awards granted under the Plan that on or after August 8, 2017 vest within less than one year, does not in the aggregate exceed 5% of the total number of Shares provided in Section 3(a) of the Plan.”

5.	Effective August 8, 2017, the following sentence is hereby inserted at the end of Section 12(a) of the Plan:
“No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year and no condition that is based solely upon continued employment or the passage of time shall provide for vesting in full of an Other Stock-Based Award in less than one year from its Grant Date, other than (i) upon a Change of Control as specified in Section 16(b) of the Plan, (ii) upon the death or Disability of the Awardee, in each case as specified in the Other Stock-Based Award Agreement, or (iii) for up to a number of Shares subject to Other Stock-Based Awards that, when added to the number of Shares subject to Options and Stock Awards granted under the Plan that on or after August 8, 2017 vest within less than one year, does not in the aggregate exceed 5% of the total number of Shares provided in Section 3(a) of the Plan.”

6.	Effective June 29, 2017, Section 13(d) of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:
“(d)    Termination of Employment. The following provisions shall apply to Cash Awards upon Termination of Employment unless the Administrator determines otherwise.
(i)    Termination of Employment Due to Disability, Retirement or Death. In the event that a Participant’s Termination of Employment occurs by reason of Disability, Retirement or death before the date the Cash Award is paid for the applicable performance period, the Cash Award determined by the Administrator to be paid will be prorated based upon the length of time that the Participant was employed by the Company during the applicable performance period. In the case of a Participant’s Disability, Termination of Employment will be deemed to occur as of the date that the Administrator determines was the date on which the definition of Disability was satisfied. The Cash Award will be paid at the same time payments are made to Participants who did not terminate employment during the applicable performance period and will be based on the level of financial, business or operational performance actually achieved, to the extent applicable to such Award. The right of the Participant to receive any payment under this Plan will pass to the Participant’s estate in the event of the Participant’s death.
(ii)    Certain Involuntary Terminations of Employment (Not Disability or Retirement Eligible). In the event that (A) a Participant’s Termination of Employment by the Company (other than as a Termination for Cause) occurs on or after the first day of the last one-fourth of the applicable performance period and before the date the Cash Award is paid for the applicable performance period, or (B) solely with respect to Cash Award opportunities granted on or after July 1¸ 2017, (1) Sections 13(d)(i) and 13(d)(ii)(A) of the Plan are not applicable, but the Participant has attained either (a) age 53 and at least eight years of continuous service with the Company and its Affiliates or (b) age 59 and at least four years of continuous service with the Company and its Affiliates, in each case including service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company, and (2) a Participant’s Termination of Employment by the Company (other than as a Termination for Cause) occurs and no later than 45 days after the Termination of Employment, the Participant enters into a written separation agreement and general release of claims with the Company and its Affiliates (in such form as may reasonably be presented by the Company) (a “Separation Agreement”) and the Participant does not timely revoke such Separation Agreement, in each case the Cash Award determined by the Administrator to be paid will be prorated based upon the length of time that the Participant was employed by the Company during the applicable performance period. The Cash Award will be paid at the same time payments are made to Participants who did not terminate employment during or after completion of the applicable performance period and will be based on the level of financial, business or operational performance actually achieved, to the extent applicable to such Award.
(iii)    Other Terminations of Employment. Except as set forth in Sections 13(d)(i) and (ii) above, in the event that a Participant’s Termination of Employment occurs before the date the Cash Award is paid for the applicable performance period, all of the Participant’s rights to any Cash Award for that performance period will be forfeited.”

7.	Effective August 8, 2017, the following sentence is hereby inserted before the last sentence of Section 20 of the Plan:
“Further, the Administrator may, in its discretion, require that all or any portion of any Cash Award paid or payable after June 30, 2018 to a Participant who is or was an “executive officer” (as that term is defined under Rule 3b-7 under the Exchange Act) be repaid or forfeited to the Company upon a determination by the Administrator that the Participant engaged in a material violation of law or of the Company’s Standards of Business Conduct during the performance or vesting period of the Cash Award and that this conduct caused material financial harm to the Company.”